M  A  C  K  -  C  A  L  I     R  E  A  L  T  Y     C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz Executive Vice President and Chief Financial Officer (732) 590-1000	Ilene Jablonski Vice President of Marketing (732) 590-1000

MACK-CALI REALTY CORPORATION
ANNOUNCES FOURTH QUARTER RESULTS

Edison, New Jersey—February 9, 2012—Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the fourth quarter 2011.

Recent highlights include:

-	Reported funds from operations of $0.68 per diluted share;

-	Reported net income of $0.18 per diluted share;

-	Announced development agreement for residential project on the Jersey City waterfront;

-	Refinanced its unsecured revolving credit facility with a group of 20 lenders; and

-	Declared $0.45 per share quarterly cash common stock dividend.

FINANCIAL HIGHLIGHTS

Funds from operations (FFO) available to common shareholders for the quarter ended December 31, 2011 amounted to $68.1 million, or $0.68 per share.  For the year ended December 31, 2011, FFO available to common shareholders equaled $277.4 million, or $2.80 per share.

Net income available to common shareholders for the fourth quarter 2011 equaled $16.1 million, or $0.18 per share.  For the year ended December 31, 2011, net income available to common shareholders amounted to $69.7 million, or $0.81 per share.

Total revenues for the fourth quarter 2011 were $179.7 million.  For the year ended December 31, 2011, total revenues amounted to $724.3 million.

All per share amounts presented above are on a diluted basis.

The Company had 87,799,479 shares of common stock, and 12,197,122 common operating partnership units outstanding as of December 31, 2011.  The Company had a total of 99,996,601 common shares/common units outstanding at December 31, 2011.

As of December 31, 2011, the Company had total indebtedness of approximately $1.9 billion, with a weighted average annual interest rate of 6.46 percent.

The Company had a debt-to-undepreciated assets ratio of 33.6 percent at December 31, 2011.  The Company had an interest coverage ratio of 3.1 times for the quarter ended December 31, 2011.

“We are pleased to end the quarter with an occupancy rate of 88.3 percent, a slight increase over the previous quarter,” commented Mitchell E. Hersh, president and chief executive officer.  “Despite ongoing uncertainty in the economy and a lack of meaningful job growth, we continue to outperform in our key markets.  With premier assets that are well located, along with our teams of outstanding professionals to service our tenants, we expect to be at the forefront of the eventual market recovery.”

DEVELOPMENT ACTIVITY

On December 7, 2011, the Company announced that it signed a development agreement with Ironstate Development Company for luxury multi-family rental towers on the Jersey City Waterfront.

The first phase of the project consists of two high-rise towers of approximately 500 apartments each. The project will be built on land owned by the Company within its Harborside Financial Center.  The Company anticipates a fourth quarter 2012 ground breaking on the project and the project will be ready for occupancy within approximately two years thereafter.

FINANCING ACTIVITY

On October 21, 2011, the Company's operating partnership, Mack-Cali Realty, L.P., refinanced its unsecured revolving credit facility with a group of 20 lenders. The $600 million unsecured facility, which is expandable to $1 billion, carries an interest rate equal to LIBOR plus 125 basis points. The credit facility, which also carries a facility fee of 25 basis points, has a four-year term with a one-year extension option. The interest rate and facility fee are subject to adjustment, on a sliding scale, based upon the operating partnership's unsecured debt ratings.

DIVIDENDS

In December, the Company’s Board of Directors declared a cash dividend of $0.45 per common share (indicating an annual rate of $1.80 per common share) for the fourth quarter 2011, which was paid on January 13, 2012 to shareholders of record as of January 5, 2012.

LEASING INFORMATION

Mack-Cali’s consolidated in-service portfolio was 88.3 percent leased at December 31, 2011, as compared to 88.2 percent leased at September 30, 2011.

For the quarter ended December 31, 2011, the Company executed 126 leases at its consolidated in-service portfolio totaling 773,707 square feet, consisting of 575,621 square feet of office space and 198,086 square feet of office/flex space.  Of these totals, 242,013 square feet were for new leases and 531,694 square feet were for lease renewals and other tenant retention transactions.

For the year ended December 31, 2011, the Company executed 572 leases at its consolidated in-service portfolio totaling 4,229,337 square feet, consisting of 3,351,254 square feet of office space, and 878,083 square feet of office/flex space.  Of these totals, 1,177,817 square feet were for new leases and 3,051,520 square feet were for lease renewals and other tenant retention transactions.

Highlights of the quarter’s leasing transactions include:

NORTHERN NEW JERSEY:
-	JPMorgan Chase Bank N.A., a global financial services firm, renewed 17,814 square feet at 300 Tice Boulevard in Woodcliff Lake. The 230,000 square-foot office building is 100 percent leased.

-
McManimon & Scotland LLC, a law firm, signed a new lease for 17,931 square feet at 75 Livingston Avenue in Roseland.  The 94,221 square-foot office building, located in 280 Corporate Center, is 59.4 percent leased.

-
MFXCHANGE US Inc., a subsidiary of Fairfax Financial Holdings Ltd, renewed 20,217 square feet at 412 Mt. Kemble Avenue in Morris Township.  The 475,100 square-foot office building is 63.4 percent leased.

-
One Call Medical, Inc., a provider of specialty services to insurance payers, renewed 57,243 square feet at 20 Waterview Boulevard in Parsippany.  The 225,550 square-foot office building, located in Waterview Corporate Center, is 99.1 percent leased.

-
Thales USA Inc., a global technology leader in the defense and security and the aerospace and transport markets, renewed 18,276 square feet at 40 Commerce Way in Totowa.  The 50,576 square-foot office/flex building, located in Mack-Cali Commercecenter, is 86.3 percent leased.

CENTRAL NEW JERSEY:
-
QualCare Alliance Networks, a full-service managed care organization, expanded its presence at 30 Knightsbridge Road in Piscataway by 19,238 square feet.  30 Knightsbridge Road is a four-building office complex totaling 680,350 square feet and 88.7 percent leased.

-
Tercica Inc., a specialty pharmaceutical company and an affiliate of the Ipsen Group, signed a new lease for 32,552 square feet at Liberty Corner Corporate Center in Bernards Township.  The 132,010 square-foot office building, located at 106 Allen Road, is 93.5 percent leased.

WESTCHESTER COUNTY, NEW YORK:
-
Hypres Inc., a superconducting microelectronics manufacturer, renewed 19,200 square-feet at 175 Clearbrook Road in Elmsford.  The 98,900 square-foot office/flex building, located in Cross Westchester Executive Park, is 100 percent leased.

-
Reliance Standard Life Insurance Company signed transactions totaling 25,860 square feet at 7 Skyline Drive in Hawthorne, consisting of a 19,401 square-foot renewal and a 6,459 square-foot expansion.  The 109,000 square-foot office building, located in Mid-Westchester Executive Park, is 88.6 percent leased.

MANHATTAN:
-	AXA Insurance Company signed a new lease for 18,702 square feet at 125 Broad Street. Mack-Cali’s ownership interests of 524,476 square-feet in the building are 95.5 percent leased.

SUBURBAN PHILADELPHIA:
-
Oldcastle BuildingEnvelope Inc., a supplier of architectural glass and aluminum glazing systems, signed a new lease for the entire 32,700 square-foot office/flex building at 1507 Lancer Drive, which is part of the Moorestown West Corporate Center in Moorestown.

-
PNC Bank N.A., a member of The PNC Financial Services Group, Inc., signed transactions totaling 30,426 square feet at 1000 Westlakes Drive in Berwyn, consisting of a 23,337 square-foot renewal and a 7,089 square-foot expansion.  The 60,696 square-foot office building, located in Westlakes Office Park, is 96.7 percent leased.

-
The Township of Moorestown signed lease transactions totaling 24,280 square feet at Moorestown West Corporate Center in Moorestown, NJ. The transactions consisted of a 15,000-square-foot renewal with the Police Department at 1245 North Church Street, and a 9,280-square-foot renewal, with the Township for its Township Hall, at 2 Executive Drive. 1245 North Church Street is a fully leased 52,810-square-foot office/flex building, and 2 Executive Drive is a 60,800-square-foot office/flex building which is 90.3 percent leased.

WASHINGTON, DC:
-
The U.S. General Services Administration (GSA) signed transactions totaling 28,667 square feet at Capital Office Park in Greenbelt, Maryland.  The transactions included a new lease for 18,766 square feet at 6406 Ivy Lane, and a renewal of 9,901 square feet at 6411 Ivy Lane. The 842,258 square-foot office complex is 65.7 percent leased.

Included in the Company’s Supplemental Operating and Financial Data for the fourth quarter 2011 are schedules highlighting the leasing statistics for both the Company’s consolidated and joint venture properties.

The supplemental information is available on Mack-Cali’s website, as follows:
http://www.mack-cali.com/file-uploads/4th.quarter.sp.11.pdf

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the full year 2012, as follows:

Full Year
2012 Range
Net income available to common shareholders	$0.50 - $0.70
Add: Real estate-related depreciation and amortization	2.00
Funds from operations available to common shareholders	$2.50 - $2.70

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections.  Actual results could differ from these estimates.

An earnings conference call with management is scheduled for today, February 9, 2012 at 10:00 a.m. Eastern Time, which will be broadcast live via the Internet at:
http://www.media-server.com/m/p/pejcif54

The live conference call is also accessible by calling (719) 325-2475 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on February 9, 2012 through February 16, 2012.

A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 6789450.

Copies of Mack-Cali’s Form 10-K and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

2011 Form 10-K:
http://www.mack-cali.com/file-uploads/10k.11.pdf

Fourth Quarter 2011 Supplemental Operating and Financial Data:
http://www.mack-cali.com/file-uploads/4th.quarter.sp.11.pdf

In addition, these items are available upon request from:
Mack-Cali Investor Relations Department
343 Thornall Street, Edison, New Jersey 08837-2206
(732) 590-1000 ext. 1143

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items and sales of depreciable rental property, and impairments related to depreciable rental property, plus real estate-related depreciation and amortization.  The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT.  The Company further believes that by excluding the effect of depreciation, gains (or losses) from sales of properties and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.  FFO per share should not be considered as an alternative to net income per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition.  However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”).  A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 278 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 32.4 million square feet.  The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of over 2,000 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s website at www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).  In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-K, the footnotes thereto and the limitations set forth therein.  Investors may not rely on the press release without reference to the 10-K and the Public Filings.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology.  Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested.  Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Quarter Ended December 31,		Year Ended December 31,
Revenues	2011	2010	2011	2010
Base rents	$151,388	$149,908	$600,163	$602,357
Escalations and recoveries from tenants	20,836	23,323	94,047	101,699
Construction services	3,074	13,303	12,058	62,997
Real estate services	1,462	2,214	5,199	7,874
Other income	2,927	3,408	12,812	12,553
Total revenues	179,687	192,156	724,279	787,480

Expenses
Real estate taxes	23,539	20,549	87,473	93,535
Utilities	16,138	17,011	73,274	74,077
Operating services	30,167	30,353	117,645	114,452
Direct construction costs	2,802	12,667	11,458	60,255
General and administrative	9,003	8,939	35,541	35,003
Depreciation and amortization	48,673	47,226	193,587	191,168
Impairment charge on rental property	--	9,521	--	9,521
Total expenses	130,322	146,266	518,978	578,011
Operating income	49,365	45,890	205,301	209,469

Other (Expense) Income
Interest expense	(31,784)	(35,982)	(125,975)	(149,329)
Interest and other investment income	9	13	39	86
Equity in earnings of unconsolidated joint ventures	848	2,063	2,022	2,276
Loss from early extinguishment of debt	--	(3,752)	--	(3,752)
Total other (expense) income	(30,927)	(37,658)	(123,914)	(150,719)
Income from continuing operations	18,438	8,232	81,387	58,750
Discontinued Operations:
Income from discontinued operations	--	--	--	242
Realized gains (losses) and unrealized losses on disposition of rental property, net	--	--	--	4,447
Total discontinued operations, net	--	--	--	4,689
Net income	18,438	8,232	81,387	63,439
Noncontrolling interest in consolidated joint ventures	94	(19)	402	262
Noncontrolling interest in Operating Partnership	(2,338)	(1,086)	(10,369)	(8,133)
Noncontrolling interest in discontinued operations	--	--	--	(668)
Preferred stock dividends	(72)	(500)	(1,736)	(2,000)
Net income available to common shareholders	$16,122	$6,627	$69,684	$52,900

PER SHARE DATA:

Basic earnings per common share	$0.18	$0.09	$0.81	$0.67

Diluted earnings per common share	$0.18	$0.09	$0.81	$0.67

Basic weighted average shares outstanding	87,226	79,412	86,047	79,224

Diluted weighted average shares outstanding	99,940	92,510	98,962	92,477

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Net income available to common shareholders	$16,122	$6,627	$69,684	$52,900
Add: Noncontrolling interest in Operating Partnership	2,338	1,086	10,369	8,133
Noncontrolling interest in discontinued operations	--	--	--	668
Real estate-related depreciation and amortization on continuing operations (1)	49,604	48,343	197,391	195,467
Real estate-related depreciation and amortization on discontinued operations	--	--	--	409
Non-cash impairment charge on rental property	--	9,521	--	9,521
Deduct: Discontinued operations – Realized (gains) losses and unrealized losses on disposition of rental property	--	--	--	(4,447)
Equity in earnings – gain on disposition	--	(1,400)	--	(1,400)
Funds from operations available to common shareholders (2)	$68,064	$64,177	$277,444	$261,251

Diluted weighted average shares/units outstanding (3)	99,940	92,510	98,962	92,477

Funds from operations per share/unit – diluted	$0.68	$0.69	$2.80	$2.81

Dividends declared per common share	$0.45	$0.45	$1.80	$1.80

Dividend payout ratio:
Funds from operations-diluted	66.08%	64.87%	64.21%	63.71%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$9,663	$5,745	$24,768	$13,713
Tenant improvements and leasing commissions (4)	$10,772	$11,998	$42,439	$40,320
Straight-line rent adjustments (5)	$2,732	$2,615	$9,612	$8,000
Amortization of (above)/below market lease intangibles, net (6)	$410	$235	$1,360	$1,512

(1)
Includes the Company’s share from unconsolidated joint ventures of $1,064 and $1,254 for the quarters ended December 31, 2011 and 2010, respectively, and $4,278 and $4,816 for the years ended December 31, 2011 and 2010, respectively.

(2)
Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (12,643 and 13,007 shares for the quarters ended December 31, 2011 and 2010, respectively, and 12,808 and 13,149 shares for the years ended December 31, 2011 and 2010, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

(4)	Excludes expenditures for tenant spaces that haven’t been owned for at least a year or were vacant for more than a year.
(5)
Includes the Company’s share from unconsolidated joint ventures of $45 and $87 for the quarters ended December 31, 2011 and 2010, respectively, and $199 and $180 for the years ended December 31, 2011 and 2010, respectively.

(6)
Includes the Company’s share from unconsolidated joint ventures of $0 and $8 for the quarters ended December 31, 2011 and 2010, respectively, and $0 and $34 for the years ended December 31, 2011 and 2010, respectively.

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share
 (amounts are per diluted share, except share count in thousands) (unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Net income available to common shareholders	$0.18	$0.09	$0.81	$0.67
Add: Real estate-related depreciation and amortization on continuing operations (1)	0.50	0.52	1.99	2.11
Non-cash impairment charge on rental property	--	0.10	--	0.10
Deduct: Realized (gains) losses and unrealized losses on disposition of rental property	--	--	--	(0.05)
Equity in earnings – gain on disposition	--	(0.02)	--	(0.02)
Funds from operations available to common shareholders (2)	$0.68	$0.69	$2.80	$2.81

Diluted weighted average shares/units outstanding (3)	99,940	92,510	98,962	92,477

(1)
Includes the Company’s share from unconsolidated joint ventures of $0.01 and $0.01 for the quarters ended December 31, 2011 and 2010, respectively, and $0.04 and $0.05 for the years ended December 31, 2011 and 2010, respectively.

(2)
Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (12,643 and 13,007 shares for the quarters ended December 31, 2011 and 2010, respectively, and 12,808 and 13,149 shares for the years ended December 31, 2011 and 2010, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except per share amounts)

	December 31,
	2011	2010
Assets
Rental property
Land and leasehold interests	$773,026	$771,960
Buildings and improvements	4,001,943	3,970,177
Tenant improvements	500,336	470,098
Furniture, fixtures and equipment	4,465	4,485
	5,279,770	5,216,720
Less-accumulated deprec. & amort.	(1,409,163)	(1,278,985)
Net investment in rental property	3,870,607	3,937,735
Cash and cash equivalents	20,496	21,851
Investments in unconsolidated joint ventures	32,015	34,220
Unbilled rents receivable, net	134,301	126,917
Deferred charges and other assets, net	210,470	212,038
Restricted cash	20,716	17,310
Accounts receivable, net	7,154	12,395

Total assets	$4,295,759	$4,362,466

Liabilities and Equity
Senior unsecured notes	$1,119,267	$1,118,451
Revolving credit facility	55,500	228,000
Mortgages, loans payable and other obligations	739,448	743,043
Dividends and distributions payable	44,999	42,176
Accounts payable, accrued expenses and other liabilities	100,480	101,944
Rents received in advance and security deposits	53,019	57,877
Accrued interest payable	29,046	27,038
Total liabilities	2,141,759	2,318,529
Commitments and contingencies

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized,
0 and 10,000 shares outstanding, at liquidation preference	--	25,000
Common stock, $0.01 par value, 190,000,000 shares authorized,
87,799,479 and 79,605,474 shares outstanding	878	796
Additional paid-in capital	2,536,184	2,292,641
Dividends in excess of net earnings	(647,498)	(560,165)
Total Mack-Cali Realty Corporation stockholders’ equity	1,889,564	1,758,272

Noncontrolling interests in subsidiaries:
Operating Partnership	262,499	283,219
Consolidated joint ventures	1,937	2,446
Total noncontrolling interests in subsidiaries	264,436	285,665

Total equity	2,154,000	2,043,937

Total liabilities and equity	$4,295,759	$4,362,466